Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We have issued our report dated November 3, 2006 (except for Note 5 as to which the date is November 29, 2006), accompanying the consolidated financial statements and schedule included in the Annual Report of SIFCO Industries, Inc. on Form 10-K for the year ended September 30, 2006. We hereby consent to the incorporation by reference of said report in this Registration Statement of SIFCO Industries, Inc. on Form S-8.
/s/ Grant Thornton LLP
Grant Thornton LLP
Cleveland, Ohio
March 8, 2007

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